Exhibit 99.2

September 19, 2011 Travelport LLC Public Lender Presentation Credit Facility Amendment

2 Disclaimers Related to Forward-Looking Statements Certain items in this presentation and in today's discussion, including matters relating to revenue, net income and earnings, and percentages or calculations using these measures, capital structure, future business opportunities or growth rates and other financial measurements and non-financial statements in future periods, constitute forward-looking statements. These forward-looking statements are based on management's current views with respect to future results and are subject to risks and uncertainties. These statements are not guarantees of future performance. Actual results may differ materially from those contemplated by forward-looking statements. Travelport Limited (the 'Company') refers you to our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 31, 2011, and as updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, for additional discussion of these risks and uncertainties, as well as a cautionary statement regarding forward-looking statements. Forward-looking statements made during this presentation speak only as of today's date. Travelport expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Related to Non-GAAP Financial Information Travelport analyzes its performance using Adjusted EBITDA and unlevered free cash flow, which are non-GAAP measures. Such measures may not be comparable to similarly named measures used by other companies. The Company believes Adjusted EBITDA provides management with a more complete understanding of the underlying results and trends and an enhanced overall understanding of the Company's financial liquidity and prospects for the future. Adjusted EBITDA is the primary metric for measuring our business results, forecasting and determining future capital investment allocations and is one of the measures used by the Board of Directors to determine incentive compensation. Capital expenditures, which impact depreciation and amortization, interest expense and income tax expense, are reviewed separately by management. Adjusted EBITDA is disclosed so that investors have the same tools as those available to management when evaluating the results of Travelport. Adjusted EBITDA is a critical measure as it is required to calculate our key financial ratio under our credit agreement covenants. Adjusted EBITDA is defined as EBITDA adjusted to exclude the impact of purchase accounting, impairment of goodwill and intangibles assets, expenses incurred in conjunction with Travelport's separation from Cendant, expenses incurred to acquire and integrate Travelport's portfolio of businesses, costs associated with Travelport's restructuring efforts, non-cash equity based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations. Unlevered free cash flow is defined as net cash provided by (used in) operations adjusted to exclude cash interest payments and include capital expenditures, all of which are GAAP measures included within the Statements of Cash Flows. The Company believes unlevered free cash flow provides management and investors with a more complete understanding of the underlying liquidity of the core operating businesses and its ability to meet its current and future financing and investing needs.

Executive summary

Executive summary The Company's objectives are to address the approaching maturity of the Travelport Holdings Limited ("HoldCo") PIK loan and create additional covenant headroom The HoldCo PIK Loan will be restructured through i) partial paydown at par, ii) partial exchange into new OpCo Second Lien Term Loans and iii) extension of maturity on remaining portion as detailed on slide 15 The proposed OpCo Credit Agreement Amendment, which requires the approval of Required Lenders (>50% vote), will make the following changes to the credit agreement to effect the HoldCo PIK Loan restructuring: 4 Travelport LLC ("OpCo", "Travelport" or the "Company") is seeking to amend the terms of its existing senior secured credit agreement to proactively manage its balance sheet and create additional operational flexibility OpCo Term Loan lenders are offered a 400 bps fee for a consenting vote Key summary amendment terms Key lender considerations Create additional headroom in the Total Leverage Ratio Test Modify Debt Incurrence and Restricted Payment baskets to permit incurrence of new Second Lien Term Loan of up to $342.5 million and related distributions Increase RP capacity to $297 million to match Indenture RP capacity Extension of Revolving Credit Facility maturity to April 28, 2014 Addition of a First Lien Leverage Ratio maintenance covenant Addition of Minimum Liquidity maintenance covenant Elimination of additional incremental term loans and incremental revolving credit commitments Modify mandatory prepayment provision to increase excess cash flow sweeps to repay Loans and buyback/redeem Sr. Notes Reduce ability to make investments and other restricted payments and eliminate ability to form or designate new unrestricted subsidiaries in the future, subject to certain exceptions Additional collateral pledge to include certain foreign subsidiary stock and guarantees and control agreements on certain cash accounts Modify definition of Consolidated EBITDA to eliminate or cap certain add-backs

Business and financial highlights

Q2/H1 2011 Overview GDS Industry Global Segments 2011 Industry Aftermath of Japan tsunami and on-going Middle East unrest impact Continued upturn in global travel trends - MIDT air segment volumes: Q2 +3%, H1 +2% Overall growth patchy - according to customer segment and geography Travelport Adjusted EBITDA in line with management expectations Orbitz was unable to sell AA tickets for majority of H1 - now resolved Significant headway made on commercial objectives 6 Source: Q2 FY2011 earnings presentation. ($ in millions)

Q2/H1 2011 Commercial highlights

- Corporate travel continues to grow strongly as witnessed by top global management companies
  - Q2 2011 + 10% vs prior year
- Majority of GDS European growth from German and Nordic regions
- BRIC region (Brazil, Russia, India and China) continues to grow for Travelport
  - Q2 2011 segments +3%
  - 7% of overall segments
  - H1 growth in Russia over 70%
- Low cost carriers continued segment growth
  - 15% higher in Q2 2011
  - 6% of Travelport GDS Air segments
- Good H1 growth in Travelport GDS hotel bookings +7%
- Average Revenue per segment (RevPas)
  - Marginally up versus prior year
  - In line with management expectations

	Travelport GDS Segments (in millions)			
Region	Q2 2011	Q2 2010	Better / (worse)	Better / (worse)
Americas	45.2	44.6	0.6	1%
Europe	21.1	20.7	0.4	2%
MEA	10.1	10.6	(0.5)	(5%)
APAC	14.6	14.0	0.6	4%
Global	91.0	89.9	1.1	1%

RevPas



Volume (segments) 1% ↑
Average revenue per segment Flat →
$8.00
$6.00
$4.00
$2.00
$0.00
RevPas
90
91
$5.23
$5.24
Q2 2010
Q2 2011
100
80
60
40
20
0
Segments in millions

7

H1 Revenue marginally up versus prior year, H1 Adjusted EBITDA 4% lower and in line with our expectations Adjusted EBITDA includes $(37) million and $(29) million of amortized upfront payments to travel agencies in H1 2011 and H1 2010, respectively. Working capital includes $142 million of GDS upfront payments as of June 30, 2011 H1 interest expense is higher due to higher interest rates arising from amendments made to our senior secured credit agreement in the fourth quarter of 2010 H1 net cash from operations of $98 million marginally down over prior year. H1 unlevered free cash flow of $220 million was $136 million higher than prior year and represented 78% of Adjusted EBITDA Net Debt reduced by $655 million following disposal of GTA and stands at $2,815 million at June 30 In compliance with covenant ratio at June 30 8 H1 2011 Financial highlights ($ in millions) Notes: Income from continuing operations before income taxes and equity in earnings / losses of investment in Orbitz Worldwide.

9 Low capex and high cash flow conversion ($ in millions)

10 Travelport capitalization and debt maturities ($ in millions) Schedule of Travelport Limited Debt Maturities ($ in millions) Comments 94% of current outstanding debt maturities in or after 2014 $655 million of Term Loan debt repaid from GTA sale proceeds in May 2011 In compliance with covenant ratio at June 30, 2011 (1) Maturity of Extended Term Loans and Term Loan S (L /C facility) is accelerated to May 29, 2014 if Senior Notes have not been repaid or refinanced.

Summary Terms and Timetable

Sources and uses 12 ($ in millions) Note: Assumes 100% approval of OpCo amendment by Term Loan lenders and amendment approval and extension by lenders holding $125 million of revolving commitments. (1) Based on estimated amendment fees of 400 bps for consenting Term Loan lenders, 200 bps for consenting Revolving Credit Facility lenders, and an additional 200 bps for extending Revolving Credit Facility lenders. (2) Provides guarantee to $135 million Tranche A Extended HoldCo PIK. (3) Includes $4.5 million of professional fees to be paid by HoldCo.

Pro forma capitalization 13 (1) Based on 6/30/2011 LTM Covenant EBITDA of $539 million. (2) $270 million facility size; 20% reduction subject to minimum 50% extending. (3) Includes $137 million of Term Loan 'S' (cash collateralized L/C facility); $13.2 million of Synthetic L/C was not extended and remains off balance sheet. (4) Maturity of Extended Term Loans and Term Loan 'S' (L/C facility) is accelerated to May 29, 2014 if Senior Notes have not been repaid or refinanced. (5) $135 million of the Second Lien OpCo Term Loan will be invested into a wholly-owned Unrestricted Subsidiary and will be eliminated in consolidation at the OpCo level for financial reporting purposes. In the calculation of the Total Leverage Ratio under the credit agreement, the total $342.5 million of Second Lien Term Loan will be considered in the calculation of Total Debt. (6) Based on 9/30/2011 estimated balance including accrued interest. ($ in millions)

Cash paydown/ debt exchange $89.5 million of cash and $207.5 million of OpCo Second Lien Term Loans will be distributed to HoldCo as restricted payments HoldCo will use the consideration received to: Retire $85.0 million of HoldCo PIK at par (plus $4.5 million for fees and expenses) Exchange $207.5 million of HoldCo PIK at par for OpCo Second Lien Term Loans Remaining HoldCo PIK Tranche A: $135 million HoldCo PIK extended to 9/30/2012 at L + 600, PIK OpCo issues additional $135 million of OpCo Second Lien Term Loan and invests it in an unrestricted subsidiary of OpCo that then provides a guarantee and pledge to the Tranche A Extended HoldCo PIK Lenders Tranche B: $287.5 million HoldCo PIK extended to 12/1/2016 at L + 1,350, PIK Equity HoldCo PIK Loan holders receive an initial grant of 40% of the equity of HoldCo, subject to a "ratchet down" mechanism whereby existing equity holders will retain the following net equity amounts if remaining HoldCo PIK is paid off or a sale, IPO or merger transaction is announced by: March 31, 2012: 85%; September 30, 2012: 75%; March 31, 2013: 65% and September 30, 2013: 60% Thereafter, an additional 4% may be granted to HoldCo PIK holders for a potential total net equity amount of 56% for the existing equity holders Ratchet freezes for 3 months if IPO announced and 6 months for sale with an additional 3 months after that if transaction is not closed for regulatory reasons New equity holders will have certain approval, Board and other rights and equity of new holders will be subject to certain restrictions on transfer Conditions precedent Satisfaction of all necessary requirements of OpCo Credit Agreement amendment Satisfactory cushion above 2.0x fixed charge coverage ratio required under the indentures Delivery of Solvency Certificate Second Lien issued $342.5 million of newly-issued OpCo Second Lien Term Loans maturing 12/1/2016, L + 600 PIK Toggle HoldCo restructuring transaction summary 14 14 Travelport is proposing a restructuring of its ~$715(1) million HoldCo PIK Loan maturing March 27, 2012 Includes expected capitalization of accrued interest as part of the transaction at September 30, 2011.

Summary of new Second Lien terms Principal amount $342.5 million Maturity December 1, 2016 Rate LIBOR + 6.00% PIK Toggle, as permitted by OpCo Credit Facility If First Lien Leverage ratio is above or equal to 3.0x, OpCo may not pay cash interest Seniority / security Senior secured on a second priority basis by substantially the same assets securing the OpCo Credit Facility subject to an Intercreditor Agreement Covenants / events of default Substantially the same covenants as the amended OpCo Credit Agreement, except no financial maintenance covenants. Other baskets set with 30% cushions (excluding the debt covenant) Substantially the same events of default as the existing OpCo Credit Agreement with cross-acceleration to OpCo Credit Facility Prepayments Shall not be permitted until repayment of First Lien Loans in full and no commitments of L/Cs outstanding under the OpCo Credit Facility (unless fully collateralized) Borrower Travelport LLC 15 Turnover Agreement If, in connection with an insolvency proceeding, any second lien lender receives a distribution (whether in cash or in-kind) solely on account of certain unsecured deficiency claims and out of property not constituting collateral or otherwise not subject to certain provisions of the Intercreditor Agreement, then the second lien lenders shall be required to turnover such proceeds to the lenders under the OpCo Credit Facility until certain unsecured claims of the lenders under the OpCo Credit Facility have been paid in full Intercreditor Agreement Enter into an Intercreditor Agreement with the administrative agent and collateral agent under the Opco Credit Facility which shall provide for a "silent second lien"

Second Lien debt incurrence Permit incurrence of $342.5 million of Second Lien OpCo Term Loans Replaces current capacity to incur up to $350 million of Incremental Term Loans and Incremental Revolving Credit Commitments on a First Lien basis under the OpCo Credit Facility Leverage ratio The Total Leverage ratio (net) covenant test will be set to 8.0x until June 30, 2013, then 7.75x until December 31, 2013, then 7.50x until December 31, 2014 and 7.25x through maturity of the Extended Term Loans Add First Lien Leverage Ratio (gross) calculated as the ratio of the outstanding amount of First Lien Loans to Consolidated EBITDA The First Lien Leverage Ratio covenant test will be set at 4.0x until June 30, 2013, then 3.85x until December 31, 2013, then 3.7x until December 31, 2014 and 3.5x through maturity of the Extended Term Loans Restricted payments Increase aggregate restricted payment capacity from approximately $100 million to $297 million to be used for $89.5 million cash distribution to HoldCo $207.5 million distribution of Second Lien OpCo Term Loans to HoldCo OpCo amendment summary 16 Mandatory prepayments During the 12 month period commencing on the Closing Date and subsequent 12 month period, OpCo shall make payments in an aggregate amount equal to $20 million during such 12 month periods to repay or repurchase Senior Notes of OpCo (other than in the case of ratable redemptions, from persons other than 5% shareholders or affiliates of 5% shareholders) at prices no greater than par plus any redemption premium, and accrued and unpaid interest OpCo shall not be required to repurchase Senior Notes of OpCo if the Chief Financial Officer of OpCo certifies that such repurchases are reasonably likely to result in a violation of the Minimum Liquidity Covenant during the following 12 month period If, at the end of any fiscal year, the First Lien Leverage Ratio is above or equal to 3.6x until December 31, 2013, 3.45x until December 31, 2014 and 3.25x through maturity of the Extended Term Loans, OpCo will apply 100% of Excess Cash Flow for such fiscal year (instead of 50% and after giving effect to the above repurchases of Senior Notes of OpCo) to prepay First Lien Loans on a pro rata basis so long as such payments do not result in a breach of the Minimum Liquidity Covenant If, at the end of any fiscal year, the First Lien Leverage Ratio is below the levels set above, OpCo will apply 50% of Excess Cash Flow for such fiscal year (after giving effect to the above repurchases of Senior Notes of OpCo) to prepay First Lien Loans on a pro rata basis and the remaining 50% of Excess Cash Flow to either (i) prepay First Lien Loans on a pro rata basis, or (ii) purchase/retire Senior Notes of OpCo at prices no greater than par plus any redemption premium, and accrued and unpaid interest so long as such payments do not result in a breach of the Minimum Liquidity Covenant Minimum Liquidity Add covenant requiring minimum cash of $75 million (excluding restricted cash which currently is approximately $137 million) at the end of each fiscal quarter; provided that if Revolving Credit Commitments are less than $125 million then there will be a dollar for dollar reduction until the minimum cash requirement is $70 million

Required Consent Majority of Extended and Non-Extended Term Loans, Synthetic L/C commitments and Revolving Facility voting as a single class Consent fee 400 bps to term loan lenders and non-extended Synthetic L/C lenders that consent by the Amendment Consent due date 200 bps to consenting Revolving Credit Facility lenders Extending Revolving Credit Facility lenders receive an additional 200 bps consent fee plus 175 bps rate increase to L + 450 bps Commitment fee on the extended Revolving Credit Facility will increase from 50 bps to 75 bps Revolver extension Extension of Revolving Credit Facility from August 23, 2012 to April 28, 2014 The Company will voluntarily reduce all revolver commitments by 20%, subject to a minimum extension of 50% of the existing commitment OpCo amendment summary (cont'd) 17 Baskets The general basket for investments will be reset to $20 million (built up by cash proceeds of new equity investments). No restricted payments to be made other than to pay normal expense etc. and from cash proceeds of new equity investments Eliminate ability to form or invest in new unrestricted subsidiaries and to make investments in the new Unrestricted Subsidiary after the Closing Date Restrictions on prepayments will be expanded to prohibit prepayments of Second Lien OpCo Term Loans Consolidated EBITDA Delete add-back of net cost savings projected by Travelport Limit restructuring charges to $35 million annually, calculate EBITDA net of "United EBITDA" (defined as $60 million until end of Q1 2012 and declining by $15 million each quarter thereafter until December 31, 2012) Collateral Add post-closing collateral requirement to include control agreements on domestic bank accounts with materiality thresholds to be determined Collateral to be included on a post-closing basis to include a pledge of (i) 100% of equity interests of Travelport's direct wholly owned foreign subsidiaries and (ii) 65% of issued and outstanding voting equity interests of any foreign subsidiary that is directly owned by any Guarantor (other than Travelport) and by 100% of issued and outstanding non-voting equity interests of each such wholly owned foreign subsidiary Limitations on Guarantees of HoldCo Indebtedness Holdings and its Restricted Subsidiaries will not be permitted to directly or indirectly guarantee HoldCo PIK Loans (other than the guarantee to be provided by the new Unrestricted Subsidiary)

Appendix

Deal structure TDS Investor (Cayman) L.P. Travelport Newco (Bermuda) Travelport Worldwide Limited (Bermuda) Travelport Holdings Limited(1) (Bermuda) Travelport Limited(2) (Bermuda) Waltonville Limited(3) (Gibraltar) TDS Investor (Luxembourg) S.a.r.l.(4) Travelport LLC(5) (Delaware") Travelport Inc.(6) (Delaware) New Unrestricted Subsidiary "OpCo" "HoldCo" $89.5m Cash Distribution Distribution of $207.5m of OpCo Second Lien Term Loan $342.5m Opco Second Lien Term Loan Intercompany Note Management $135m investment of OpCo Second Lien Term Loan Escrow PIK Holders Guarantee of Tranche A secured by $135m of OpCo Second Lien Term Loan $85m Cash Paydown $207.5m PIK Exchange 5% 40% New Equity Shares Extension of Remaining PIK Tranche A: $135m @ L+ 6.00% PIK Tranche B: $287.5m @ L + 13.5% PIK 25% 15% (1) PIK Borrower ($715 million) estimated as of Sep. 30, 2011; includes capitalization of accrued interest. (2) Parent Guarantor of OpCo Debt. (3) Intermediate Parent Guarantor of OpCo Debt. (4) Intermediate Parent Guarantor of OpCo Debt. (5) OpCo Borrower/Note Issuer (approximately $3.2 billion). (6) Co-Issuer of Notes. 19

20 Summary of leverage covenant Revise Total Leverage ratio test (net) on the following basis: 8.0x beginning September 30, 2011 through June 30, 2013 7.75x beginning September 30, 2013 through December 31, 2013 7.5x beginning March 31, 2014 through December 31, 2014 7.25x beginning March 31, 2015 and thereafter Introduce maximum First Lien leverage ratio test (gross) on the following basis: 4.0x beginning September 30, 2011 through June 30, 2013 3.85x beginning September 30, 2013 through December 31, 2013 3.7x beginning March 31, 2014 through December 31, 2014 3.5x beginning March 31, 2015 and thereafter